Exhibit 99.12

[July       , 2011]

Aberdeen U.S. Equity I Fund

a series of Aberdeen Funds

1735 Market Street, 32nd Floor

Philadelphia, Pennsylvania 19103

Credit Suisse Large Cap Blend Fund, Inc.

Eleven Madison Avenue

New York, New York 10010

Ladies and Gentlemen:

You have asked us for our opinion concerning certain U.S. federal income tax consequences to (i) Aberdeen U.S. Equity I Fund (the “Acquiring Fund”), a separate series of Aberdeen Funds (the “Portfolio”), a Delaware statutory trust, (ii) Credit Suisse Large Cap Blend Fund, Inc. (the “Target Fund”), a Maryland corporation, and (iii) the holders (the “Shareholders”) of shares of common stock of the Target Fund (the “Target Fund Shares”), when the Shareholders receive solely voting shares of beneficial interest of the Acquiring Fund (the “Acquiring Fund Shares”) in exchange for their Target Fund Shares pursuant to the acquisition by the Acquiring Fund of all of the assets of the Target Fund in exchange for Acquiring Fund Shares and the assumption by the Acquiring Fund of the liabilities of the Target Fund (the “Liabilities”) as defined in Section [1.2] of that certain Agreement and Plan of Reorganization, dated [July       , 2011], adopted by the Board of Trustees of the Portfolio on behalf of the Acquiring Fund and the Board of Directors of the Target Fund (the “Agreement”, and the transaction described in the preceding sentence, the “Reorganization”), all pursuant to the Agreement.  This opinion is being delivered pursuant to Section [8.5] of the Agreement.

We have reviewed such documents and materials as we have considered necessary for the purpose of rendering this opinion.  In rendering this opinion, we have assumed that such documents as yet unexecuted will, when executed, conform in all material respects to the proposed forms of such documents that we have examined.  In addition, we have assumed the genuineness of all signatures, the capacity of each party executing a document to so execute that document, the authenticity of all documents submitted to us as originals and the conformity to original documents of all documents submitted to us as certified or photostatic copies.

We have made inquiry as to the underlying facts that we considered to be relevant to the conclusions set forth in this letter.  The opinions expressed in this letter are based upon certain factual statements relating to the Acquiring Fund and the Target Fund set forth in the Agreement and representations made in letters from the Acquiring Fund and the Target Fund addressed to us for our use in rendering this opinion (the “Tax Representation Letters”).  We have no reason to believe that these representations and facts are not valid, but we have not attempted to verify independently any of these representations and facts, and this opinion is based upon the assumption that each of them is accurate.

The conclusions expressed herein are based upon the Internal Revenue Code of 1986, as amended (the “Code”), Treasury regulations issued thereunder, published rulings and procedures of the Internal Revenue Service and judicial decisions, all as in effect on the date of this letter.

Based upon the foregoing, we are of the opinion that for U.S. federal income tax purposes:

•                  The acquisition by the Acquiring Fund of all of the assets of the Target Fund solely in exchange for Acquiring Fund Shares and the assumption by the Acquiring Fund of the Liabilities of the Target Fund, followed by the distribution by the Target Fund to its Shareholders of Acquiring Fund Shares in complete liquidation of the Target Fund, all pursuant to the Agreement, will constitute a reorganization within the meaning of section 368(a)(1)(F) of the Code, and the Acquiring Fund and the Target Fund will each be a “party to a reorganization” within the meaning of section 368(b) of the Code;

•                  Under sections 361 and 357(a) of the Code, the Target Fund will not recognize gain or loss upon the transfer of its assets to the Acquiring Fund in exchange for Acquiring Fund Shares and the assumption of the Liabilities by the Acquiring Fund, and the Target Fund will not recognize gain or loss upon the distribution to its Shareholders of the Acquiring Fund Shares in liquidation of the Target Fund except for any gain that may be recognized on the transfer of stock in a “passive foreign investment company” as defined in section 1297(a) of the Code;

•                  Under section 354 of the Code, Shareholders will not recognize gain or loss on the receipt of Acquiring Fund Shares solely in exchange for Target Fund Shares;

•                  Under section 358 of the Code, the aggregate basis of the Acquiring Fund Shares received by each Shareholder will be the same as the aggregate basis of the Target Fund Shares exchanged therefor;

•                  Under section 1223(1) of the Code, the holding period of the Acquiring Fund Shares received by each Shareholder will include the holding period of the Target Fund Shares exchanged therefor, provided that the Shareholder held the Target Fund Shares at the time of the Reorganization as a capital asset;

•                  Under section 1032 of the Code, the Acquiring Fund will not recognize gain or loss upon the receipt of assets of the Target Fund in exchange for Acquiring Fund Shares and the assumption by the Acquiring Fund of the Liabilities of the Target Fund;

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•                  Under section 362(b) of the Code, the basis of the assets of the Target Fund transferred to the Acquiring Fund in the Reorganization will be the same in the hands of the Acquiring Fund as the basis of such assets in the hands of the Target Fund immediately prior to the transfer, increased by the amount of gain (or decreased by the amount of loss), if any, recognized by the Target Fund upon the transfer; and

•                  Under section 1223(2) of the Code, the holding periods of the assets of the Target Fund transferred to the Acquiring Fund in the Reorganization in the hands of the Acquiring Fund will include the periods during which such assets were held by the Target Fund (except to the extent that the investment activities of the Acquiring Fund reduce or eliminate such holding period and except for any assets which may be marked to market for federal income tax purposes on which gain was recognized upon the transfer to the Acquiring Fund).

Our opinion is based upon the accuracy of the certifications, representations and warranties and satisfaction of the covenants and obligations contained in the Agreement, the Tax Representation Letters and in the various other documents related thereto.  Our opinion may not be relied upon if any of such certifications, representations or warranties are not accurate or if any of such covenants or obligations are not satisfied in all material respects.

Sincerely yours,

3

[July       , 2011]

Aberdeen U.S. Equity II Fund

a series of Aberdeen Funds

1735 Market Street, 32nd Floor

Philadelphia, Pennsylvania 19103

Credit Suisse Large Cap Blend II Fund

a series of Credit Suisse Capital Funds

Eleven Madison Avenue

New York, New York 10010

Ladies and Gentlemen:

You have asked us for our opinion concerning certain U.S. federal income tax consequences to (i) Aberdeen U.S. Equity II Fund (the “Acquiring Fund”), a separate series of Aberdeen Funds (the “Portfolio”), a Delaware statutory trust, (ii) Credit Suisse Large Cap Blend II Fund (the “Target Fund”), a separate series of Credit Suisse Capital Funds (the “Target Portfolio”), a Massachusetts business trust, and (iii) the holders (the “Shareholders”) of voting shares of beneficial interest of the Target Fund (the “Target Fund Shares”), when the Shareholders receive solely voting shares of beneficial interest of the Acquiring Fund (the “Acquiring Fund Shares”) in exchange for their Target Fund Shares pursuant to the acquisition by the Acquiring Fund of all of the assets of the Target Fund in exchange for Acquiring Fund Shares and the assumption by the Acquiring Fund of the liabilities of the Target Fund (the “Liabilities”) as defined in Section [1.2] of that certain Agreement and Plan of Reorganization, dated [July       , 2011], adopted by the Board of Trustees of the Portfolio on behalf of the Acquiring Fund and the Board of Trustees of the Target Portfolio on behalf of the Target Fund (the “Agreement”, and the transaction described in the preceding sentence, the “Reorganization”), all pursuant to the Agreement.  This opinion is being delivered pursuant to Section [8.5] of the Agreement.

We have reviewed such documents and materials as we have considered necessary for the purpose of rendering this opinion.  In rendering this opinion, we have assumed that such documents as yet unexecuted will, when executed, conform in all material respects to the proposed forms of such documents that we have examined.  In addition, we have assumed the genuineness of all signatures, the capacity of each party executing a document to so execute that document, the authenticity of all documents submitted to us as originals and the conformity to original documents of all documents submitted to us as certified or photostatic copies.

We have made inquiry as to the underlying facts that we considered to be relevant to the conclusions set forth in this letter.  The opinions expressed in this letter are based upon certain factual statements relating to the Acquiring Fund and the Target Fund set forth in the Agreement and representations made in letters from the Acquiring Fund and the Target Fund addressed to us for our use in rendering this opinion (the “Tax Representation Letters”).  We have no reason to believe that these representations and facts are not valid, but we have not attempted to verify independently any of these representations and facts, and this opinion is based upon the assumption that each of them is accurate.

The conclusions expressed herein are based upon the Internal Revenue Code of 1986, as amended (the “Code”), Treasury regulations issued thereunder, published rulings and procedures of the Internal Revenue Service and judicial decisions, all as in effect on the date of this letter.

Based upon the foregoing, we are of the opinion that for U.S. federal income tax purposes:

•                  The acquisition by the Acquiring Fund of all of the assets of the Target Fund solely in exchange for Acquiring Fund Shares and the assumption by the Acquiring Fund of the Liabilities of the Target Fund, followed by the distribution by the Target Fund to its Shareholders of Acquiring Fund Shares in complete liquidation of the Target Fund, all pursuant to the Agreement, will constitute a reorganization within the meaning of section 368(a)(1)(F) of the Code, and the Acquiring Fund and the Target Fund will each be a “party to a reorganization” within the meaning of section 368(b) of the Code;

•                  Under sections 361 and 357(a) of the Code, the Target Fund will not recognize gain or loss upon the transfer of its assets to the Acquiring Fund in exchange for Acquiring Fund Shares and the assumption of the Liabilities by the Acquiring Fund, and the Target Fund will not recognize gain or loss upon the distribution to its Shareholders of the Acquiring Fund Shares in liquidation of the Target Fund except for any gain that may be recognized on the transfer of stock in a “passive foreign investment company” as defined in section 1297(a) of the Code;

•                  Under section 354 of the Code, Shareholders will not recognize gain or loss on the receipt of Acquiring Fund Shares solely in exchange for Target Fund Shares;

•                  Under section 358 of the Code, the aggregate basis of the Acquiring Fund Shares received by each Shareholder will be the same as the aggregate basis of the Target Fund Shares exchanged therefor;

•                  Under section 1223(1) of the Code, the holding period of the Acquiring Fund Shares received by each Shareholder will include the holding period of the Target Fund Shares exchanged therefor, provided that the Shareholder held the Target Fund Shares at the time of the Reorganization as a capital asset;

2

•                  Under section 1032 of the Code, the Acquiring Fund will not recognize gain or loss upon the receipt of assets of the Target Fund in exchange for Acquiring Fund Shares and the assumption by the Acquiring Fund of the Liabilities of the Target Fund;

•                  Under section 362(b) of the Code, the basis of the assets of the Target Fund transferred to the Acquiring Fund in the Reorganization will be the same in the hands of the Acquiring Fund as the basis of such assets in the hands of the Target Fund immediately prior to the transfer, increased by the amount of gain (or decreased by the amount of loss), if any, recognized by the Target Fund upon the transfer; and

•                  Under section 1223(2) of the Code, the holding periods of the assets of the Target Fund transferred to the Acquiring Fund in the Reorganization in the hands of the Acquiring Fund will include the periods during which such assets were held by the Target Fund (except to the extent that the investment activities of the Acquiring Fund reduce or eliminate such holding period and except for any assets which may be marked to market for federal income tax purposes on which gain was recognized upon the transfer to the Acquiring Fund).

Our opinion is based upon the accuracy of the certifications, representations and warranties and satisfaction of the covenants and obligations contained in the Agreement, the Tax Representation Letters and in the various other documents related thereto.  Our opinion may not be relied upon if any of such certifications, representations or warranties are not accurate or if any of such covenants or obligations are not satisfied in all material respects.

Sincerely yours,

3